Exhibit 14
ARTISON INVESTMENTS, LTD.

CODE OF ETHICS

FOR THE CHIEF EXECUTIVE OFFICER
AND THE SENIOR FINANCIAL AND ACCOUNTING OFFICERS

(Effective as of April 30, 2010)

Introduction

ARTISON INVESTMENTS, LTD., a Nevada corporation (the “Company”), expects all of its employees, including the employees of its subsidiaries, to maintain high ethical standards of conduct and to comply fully with all applicable laws, rules and regulations of federal, state and local governments (both United States and foreign) and other appropriate private and public regulatory agencies (each a “Law” and, collectively, the “Laws”). Employees include, without limitation, the Company’s chief executive officer and senior financial officers (namely, the principal financial officer, the principal accounting officer, the controller and any other employees performing similar functions) (the chief executive officer and the senior financial officers of the Company each a “Senior Financial Officer” and, collectively, the “Senior Financial Officers”). To provide guidance and resources to help the Company’s employees maintain high ethical standards of conduct and comply with the Laws, the Company requires all of its employees, including the employees of its subsidiaries and the Senior Financial Officers, to adhere to all of the rules, codes and guidelines that the Company may adopt from time to time (collectively, the “Company Guidelines”). In addition, the Company encourages its employees, including the employees of its subsidiaries and the Senior Financial Officers, to report violations of the Company Guidelines and to report good faith complaints regarding the Company’s accounting, internal accounting controls or auditing matters, as specified in the Company’s Procedures for Reporting Accounting Complaints (the “Company Reporting Procedures”).

To deter wrongdoing and to promote a culture of accountability, honest and ethical conduct, compliance with the Laws, and full, fair, accurate, timely and understandable disclosure in the Company’s public filings and communications, the Company has approved this Code of Ethics for the Chief Executive Officer and the Senior Financial and Accounting Officers (this “Code of Ethics”) to codify certain standards to which the Senior Financial Officers will be held accountable and certain specific duties and responsibilities applicable to such Senior Financial Officers. As the professional and ethical conduct of the Senior Financial Officers is essential to the proper conduct and success of the Company’s business, the Senior Financial Officers must adhere to the standards, duties and responsibilities set forth in this Code of Ethics, in addition to adhering to the Company Guidelines. To the fullest extent possible, the Company Guidelines, the Company Reporting Procedures and this Code of Ethics should be read to supplement one another. If there is a conflict between the Company Guidelines or the Company Reporting Procedures and this Code of Ethics, then this Code of Ethics will control.

Code of Ethics

General Standards

The Company and the Company’s Board of Directors will hold each Senior Financial Officer accountable for adhering to and advocating the following standards to the best of his or her knowledge and ability:

A.	Act in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

B.	Comply with the Laws;

C.
Promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in other public communications the Company makes, including, without limitation, providing other Company employees with information that is accurate, complete, objective, relevant, timely and understandable and acting in good faith, with due care, competence and diligence, without misrepresenting material facts or allowing such Senior Financial Officer’s independent judgment to be subordinated; and

D.
Promote ethical and honest behavior within the Company, including, without limitation, compliance with the Company Reporting Procedures and the prompt reporting of violations of, and being accountable for adherence to, this Code of Ethics.

Specific Duties and Responsibilities

In adhering to and advocating the standards set forth above, each Senior Financial Officer (unless otherwise explicitly stated) shall fulfill the following duties and responsibilities to the best of his or her knowledge and ability:

1.
Each Senior Financial Officer shall handle all conflicts of interest between his or her personal and professional relationships in an ethical and honest manner, and shall disclose in advance to Debopam Mukherjee (the “Financial Ethics Coordinator”), Mr. Mukherjee shall make such disclosure to the Chairman of the Audit Committee, any transaction or relationship that reasonably could be expected to give rise to an actual or apparent conflict of interest between the Company and such Senior Financial Officer. To the extent that an actual or apparent conflict of interest is deemed to exist, the Financial Ethics Coordinator shall report the relevant details of such conflict of interest to the Company’s Audit Committee. The Company’s Audit Committee shall thereafter take such action with respect to the conflict of interest as it shall deem appropriate. It is the general policy of the Company to avoid any situation that creates or appears to create a conflict between personal interests and the interests of the Company whenever practicable. For purposes of this Code of Ethics, a “conflict of interest” will be deemed to be present when an individual’s private interest is adverse in any way, or even appears to be adverse, to the interests of the Company.

2.
Each Senior Financial Officer will use his or her best efforts to ensure the timely and understandable disclosure of information that, in all material respects, is accurate, complete, objective and relevant in all reports and documents the Company files with, or submits to, the SEC or in other public communications that the Company makes. As part of this undertaking, pursuant to and in accordance with the Securities Exchange Act of 1934, as it may be amended from time to time, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), the Company’s chief executive officer and principal financial officer (or persons performing similar functions) will participate in management’s evaluation of the effectiveness of the design and operation of the Company’s “disclosure controls and procedures” and “internal controls and procedures for financial reporting” (as such terms are defined in the Exchange Act), and the other Senior Financial Officers, if any, will assist in this evaluation as requested by management.

3.
The Company’s chief executive officer and principal financial officer (or persons performing similar functions) will be responsible for establishing and maintaining the Company’s disclosure controls and procedures and internal controls and procedures for financial reporting, pursuant to and in accordance with the Exchange Act, and will, pursuant to and in accordance with the Exchange Act, disclose to the Company’s Audit Committee and the Company’s independent auditing firm (a) any significant deficiencies or weaknesses in the design or operation of the internal controls and procedures for financial reporting, including any significant deficiencies and material weaknesses that could adversely affect the Company’s ability to record, process, summarize and timely report financial information as required by the SEC and (b) any fraud (whether or not material) involving management or other employees significantly involved with internal controls and procedures for financial reporting.

4.	Each Senior Financial Officer will use his or her best efforts to ensure compliance in all material respects by such Senior Financial Officer and the Company with the Laws.

5.	No Senior Financial Officer may take or direct or allow any other person to take or direct any action to fraudulently influence, coerce, manipulate or mislead the Company’s independent auditing firm.

6.
No Senior Financial Officer may engage the Company’s auditing firm to perform audit or non-audit services without the preapproval of the Company’s Audit Committee (or its designee), in accordance with the Audit Committee’s charter.

Reporting Violations

If any person believes that a Senior Financial Officer has violated this Code of Ethics or the Company has or is about to violate a Law, or a Senior Financial Officer believes that he or she is being asked to violate this Code of Ethics or any Law in the performance of his or her duties for the Company, then the matter should be promptly reported to the Financial Ethics Coordinator by the means set forth in the Company Reporting Procedures. In the event the Financial Ethics Coordinator is or was involved in the matter giving rise to the violation, the violation should be promptly reported to the Chairman of the Audit Committee by the means set forth in the Company Reporting Procedures. The Company’s Financial Ethics Coordinator will take appropriate steps to maintain the confidentiality of the reporting person’s identity, to the extent that the Financial Ethics Coordinator can do so consistent with the Company’s obligations to investigate and remedy the matter and, if appropriate, to report the matter to government officials. The Financial Ethics Coordinator also will promptly report the matter in question to the Company’s Audit Committee. Persons may report violations of this Code of Ethics on an anonymous basis. In accordance with the Company Reporting Procedures, no retribution will be taken against any person for reporting, in good faith, a violation or suspected violation of this Code of Ethics.

Interpretation and Enforcement

The Company’s Audit Committee is responsible for overseeing the interpretation and enforcement of this Code of Ethics. Subject to the ultimate authority of the Company’s Audit Committee, the Financial Ethics Coordinator will be responsible for the day-to-day administration of this Code of Ethics. If the Financial Ethics Coordinator determines that he or she is not able to resolve any question regarding interpretations or possible breaches or violations of this Code of Ethics, then such question shall be directed by the Financial Ethics Coordinator to the Chairperson of the Company’s Audit Committee for resolution by the Audit Committee.

Upon request by the Company’s Audit Committee, or promptly after (i) a Senior Financial Officer or other person reports to the Financial Ethics Coordinator that a Senior Financial Officer has or is about to violate this Code of Ethics or a Law, (ii) a Senior Financial Officer reports that he or she is being asked to violate this Code of Ethics or any Law in the performance of his or her duties for the Company, or (iii) any person requests a waiver of this Code of Ethics, the Financial Ethics Coordinator will report to the Audit Committee concerning such matter or request. When the Company’s Audit Committee considers any such matter or request, it shall act in executive session.

Each Senior Financial Officer will be held accountable for his or her adherence to this Code of Ethics by the Company’s Board of Directors and appropriate committees thereof. A Senior Financial Officer’s failure to adhere to this Code of Ethics will be subject to appropriate disciplinary action, ranging from warnings to possible termination or removal.

Only the Company’s Audit Committee may waive this Code of Ethics and only the Board of Directors may amend this Code of Ethics. All waivers and amendments of this Code of Ethics must be publicly disclosed in a manner that complies with the requirements of the SEC, any applicable listing standards of a national securities exchange and any other applicable Laws.

CERTIFICATION

I, the undersigned, being the duly elected secretary of the corporation, do hereby certify that the foregoing Code of Ethics were adopted by the Board of Directors the 30th day of April 2010.

/s/ Debopam Mukherjee
Debopam Mukherjee, Secretary